Exhibit 99.1

M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 24, 2014) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2014.

2014 Second Quarter Highlights:

•	Pre-tax income of $15.3 million, an increase of 107% over 2013’s second quarter’s $7.4 million

•	Net income of $13.6 million, including a $4.0 million benefit from the reversal of our deferred tax asset valuation allowance

•	Diluted earnings per share of $0.44 ($0.31 per share excluding the impact of the deferred tax valuation allowance reversal)

•	Homes delivered increased 13%; New contracts declined 6%

•	Revenue increased 20%

•	Backlog sales value increased 11%

•	Cash balance of $43.7 million

•	Net debt to net capital ratio of 43%

For the second quarter of 2014, the Company reported net income of $13.6 million, or $0.44 per diluted share. Excluding the reversal of $4.0 million of the Company’s state deferred tax asset valuation allowance, net income totaled $9.6 million or $0.31 per diluted share. This compares to net income of $7.3 million for the second quarter of 2013, or $0.25 per diluted share. For the six months ended June 30, 2014, the Company had net income of $16.9 million which excludes $9.3 million of state deferred tax asset valuation allowance reversal, compared to net income of $11.9 million, in the same period a year ago.

Homes delivered in 2014's second quarter were 894 compared to 788 deliveries in 2013's second quarter - a 13% increase. Homes delivered for the six months ended June 30, 2014 increased 15% to 1,631 compared to 2013's deliveries of 1,415. New contracts for 2014's second quarter were 1,016, down 6% from 2013's second quarter due primarily to delays in opening new communities and lower traffic levels. For the first six months of 2014, new contracts decreased 6% from 2,125 in 2013 to 1,998 in 2014. M/I Homes had 145 active communities at June 30, 2014 compared to 140 at June 30, 2013. The Company's cancellation rate was 15% in the second quarter of 2014 compared to 14% in 2013's second quarter. The backlog of homes at June 30, 2014 had a sales value of $546 million (an 11% increase over last year’s second quarter), with an average sales price of $332,000 and backlog units of 1,647. At June 30, 2013 backlog sales value was $491 million, with an average sales price of $293,000 and backlog units of 1,675.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We had another solid quarter highlighted by earning $15.3 million of pre-tax income -- a 107% increase over the second quarter of 2013. Several factors contributed to our improving profitability, including a 13% increase in homes delivered, a 9% increase in average closing price and a 150 basis point improvement in our gross margin. Our backlog sales value also improved, increasing 11% from a year-ago to $546 million, and our backlog average sales price is now at $332,000-13% higher than a year ago.”

Mr. Schottenstein continued, “Our financial condition remains strong, with shareholders’ equity of $520 million, net debt to net capital of 43%, and no outstanding borrowings under our credit facility at the end of the quarter. We continue to believe that the fundamentals are in place to support further improvement in housing conditions. With the strength of our backlog, we are poised to have a very solid 2014. We will stay focused on increasing our profitability while continuing to invest in attractive land opportunities.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through July 2015.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 88,300 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Collection (exclusively by M/I), and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Austin, Dallas/Ft Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use adjusted EBITDA, a non-GAAP financial measure. Please see the “Non-GAAP Financial Results / Reconciliation” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
New contracts	1,016	1,078	1,998	2,125
Average community count	152	138	155	135
Cancellation rate	15%	14%	15%	15%
Backlog units			1,647	1,675
Backlog value			$546,221	$490,769
Homes delivered	894	788	1,631	1,415
Average home closing price	$306	$281	$303	$282

Homebuilding revenue:
Housing revenue	$273,374	$221,700	$494,084	$399,490
Land revenue	1,764	5,601	8,030	10,128
Total homebuilding revenue	$275,138	$227,301	$502,114	$409,618

Financial services revenue	6,470	7,252	14,335	15,662

Total revenue	$281,608	$234,553	$516,449	$425,280

Cost of sales - operations	221,217	187,136	405,181	338,649
Cost of sales - impairment	804	1,201	804	2,101
Gross margin	59,587	46,216	110,464	84,530
General and administrative expense	21,281	18,149	39,596	34,128
Selling expense	20,251	16,275	36,220	29,384
Operating income	18,055	11,792	34,648	21,018
Loss (income) from unconsolidated joint ventures	22	—	(40)	—
Interest expense	2,730	4,397	6,900	8,737
Income before income taxes	15,303	7,395	27,788	12,281
Provision for income taxes	1,749	131	1,602	430
Net income	$13,554	$7,264	$26,186	$11,851
Excess of fair value over book value of preferred shares redeemed	$—	$—	$—	$2,190
Preferred dividends	$1,219	$1,219	$2,438	$1,219
Net income to common shareholders	$12,335	$6,045	$23,748	$8,442

Earnings per share:
Basic	$0.50	$0.25	$0.97	$0.36
Diluted	$0.44	$0.25	$0.85	$0.36

Weighted average shares outstanding:
Basic	24,470	24,271	24,444	23,278
Diluted	29,913	24,646	29,891	23,671

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	June 30,
	2014	2013
Assets:
Total cash and cash equivalents(1)	$43,719	$178,730
Mortgage loans held for sale	64,782	51,491
Inventory:
Lots, land and land development	366,945	261,985
Land held for sale	3,450	6,389
Homes under construction	384,930	294,234
Other inventory	60,815	52,391
Total inventory	$816,140	$614,999

Property and equipment - net	11,283	10,267
Investments in unconsolidated joint ventures	42,182	28,648
Deferred income taxes, net of valuation allowance(2)	109,558	—
Other assets	39,042	34,131
Total Assets	$1,126,706	$918,266

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$228,269	$227,870
Convertible senior subordinated notes due 2017	57,500	57,500
Convertible senior subordinated notes due 2018	86,250	86,250
Preferred stock - subject to redemption	—	—
Notes payable - other	7,717	9,429
Total Debt - Homebuilding Operations	$379,736	$381,049

Note payable bank - financial services operations	61,914	50,442
Total Debt	$441,650	$431,491

Accounts payable	87,325	61,888
Other liabilities	77,587	70,353
Total Liabilities	$606,562	$563,732

Shareholders' Equity	520,144	354,534
Total Liabilities and Shareholders' Equity	$1,126,706	$918,266

Book value per common share	$19.21	$12.50
Net debt/net capital ratio(3)	43%	42%

(1)	2014 and 2013 amounts include $10.1 million and $12.5 million of restricted cash and cash held in escrow, respectively.

(2)	2013 amounts include gross deferred tax assets of $131.3 million net of a valuation allowance of $131.3.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted EBITDA(1)	$25,601	$19,379	$47,777	$35,405

Cash flow used in operating activities	$(64,566)	$(33,736)	$(66,669)	$(25,178)
Cash used in investing activities	$(328)	$(10,505)	$(9,207)	$(23,207)
Cash provided by (used in) financing activities	$9,177	$(52,564)	$(19,206)	$69,139

Land/lot purchases	$71,880	$55,810	$124,883	$100,219
Land development spending	$34,408	$20,620	$51,938	$36,348
Land gross margin	$442	$297	$1,763	$1,288

Financial services pre-tax income	$3,072	$3,835	$7,783	$8,971

(1)	See "Non-GAAP Financial Results / Reconciliation" table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliation
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$13,554	$7,264	$26,186	$11,851
Add:
Provision for income taxes	1,749	131	1,602	430
Interest expense net of interest income	2,352	4,112	6,129	8,167
Interest amortized to cost of sales	3,843	3,693	6,951	7,221
Depreciation and amortization	2,037	2,181	3,949	4,319
Non-cash charges	2,066	1,998	2,960	3,417
Adjusted EBITDA	$25,601	$19,379	$47,777	$35,405

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2014	2013	Change	2014	2013	Change
Midwest	394	395	—%	768	744	3%
Southern	363	376	(3)%	699	754	(7)%
Mid-Atlantic	259	307	(16)%	531	627	(15)%
Total	1,016	1,078	(6)%	1,998	2,125	(6)%

HOMES DELIVERED
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2014	2013	Change	2014	2013	Change
Midwest	291	298	(2)%	550	530	4%
Southern	330	249	33%	605	440	38%
Mid-Atlantic	273	241	13%	476	445	7%
Total	894	788	13%	1,631	1,415	15%

BACKLOG
	June 30, 2014			June 30, 2013
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	763	$247	$324,000	632	$178	$282,000
Southern	543	$182	$336,000	655	$180	$275,000
Mid-Atlantic	341	$117	$343,000	388	$132	$340,000
Total	1,647	$546	$332,000	1,675	$491	$293,000

LAND POSITION SUMMARY
	June 30, 2014			June 30, 2013
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,342	2,688	6,030	3,403	2,550	5,953
Southern	5,003	4,143	9,146	3,648	3,372	7,020
Mid-Atlantic	2,582	3,233	5,815	1,625	2,565	4,190
Total	10,927	10,064	20,991	8,676	8,487	17,163